Trane Technologies Reports Third-Quarter 2021 Results, Reaffirms 2021 Guidance

Highlights (third-quarter 2021 versus third-quarter 2020, unless otherwise noted):

●	Reported bookings of $4.3 billion, up 22 percent; organic bookings* up 20 percent

●	Reported revenues of $3.7 billion, up 6 percent; organic revenues* up 4 percent

●	GAAP operating margin down 50 bps; adjusted operating margin* down 60 bps

●	GAAP continuing EPS of $1.73; adjusted continuing EPS* of $1.80, up 5 percent

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

SWORDS, Ireland, Nov. 3, 2021 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $1.73 for the third quarter of 2021. Adjusted continuing EPS was $1.80, up 5 percent, which excludes $21.5 million related primarily to transformation and other restructuring costs.

Third-Quarter 2021 Results

Financial Comparisons - Third-Quarter Continuing Operations

$, millions except EPS	Q3 2021	Q3 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,254	$3,490	22%	20%
Net Revenues	$3,720	$3,496	6%	4%
GAAP Operating Income	$583	$567	3%
GAAP Operating Margin	15.7%	16.2%	(50 bps)
Adjusted Operating Income*	$598	$585	2%
Adjusted Operating Margin*	16.1%	16.7%	(60 bps)
Adjusted EBITDA*	$670	$655	2%
Adjusted EBITDA Margin*	18.0%	18.7%	(70 bps)
GAAP Continuing EPS	$1.73	$1.67	4%
Adjusted Continuing EPS	$1.80	$1.72	5%
Restructuring and Transformation Costs**	($21.5)	($18.3)	($3.2)
**Primarily related to transformation and other restructuring costs. For details see table 2 of the news release.

“Customer demand for our innovative, climate control products and services continues to grow. In the third quarter, our global team delivered another quarter of robust bookings growth and record backlog, reaffirming our outlook for 2021 and strengthening our view into 2022,” said Dave Regnery, CEO of Trane Technologies. “I am proud of the work our team is doing to meet customer needs while managing significant headwinds from persistent material inflation and tight supply chain dynamics.

“As we finish the year and head into 2022 with exceptional levels of backlog, our sustainability-focused strategy, powerful cash flow generation and balanced capital deployment position us well to drive continued strong financial performance and deliver differentiated returns for shareholders.”

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Highlights from the Third Quarter of 2021 (all comparisons against the third quarter of 2020 unless otherwise noted)

•Strong demand drove revenue, operating income and continuing EPS growth in improving end markets. Record third-quarter backlog of approximately $5 billion and record bookings position the company well for 2022.
•Enterprise reported bookings and revenues were up 22 percent and 6 percent, respectively. Organic bookings and revenues were up 20 percent and 4 percent, respectively, driven by growth in all segments.
•Enterprise reported revenue growth included approximately 150 basis points of growth from acquisitions and approximately 50 basis points of foreign exchange impact.
•GAAP operating margin was down 50 basis points, adjusted operating margin was down 60 basis points, and adjusted EBITDA margin was down 70 basis points. Strong price realization was offset by inflation.

Third-Quarter Business Review (all comparisons against the third quarter of 2020 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q3 2021	Q3 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,307.4	$2,718.1	22%	20%
Net Revenues	$2,910.3	$2,745.8	6%	4%
GAAP Operating Income	$506.7	$493.8	3%
GAAP Operating Margin	17.4%	18.0%	(60 bps)
Adjusted Operating Income	$507.5	$500.4	1%
Adjusted Operating Margin	17.4%	18.2%	(80 bps)
Adjusted EBITDA	$566.9	$555.0	2%
Adjusted EBITDA Margin	19.5%	20.2%	(70 bps)

•Americas delivered record third-quarter revenue and robust bookings growth as customer demand for the company's innovative products and services remained strong.
•Americas reported bookings and revenues were up 22 percent and 6 percent, respectively. Organic bookings and revenues were up 20 percent and 4 percent, respectively. Americas also delivered record backlog exiting the third quarter of 2021.
•Americas reported revenue growth included approximately 2 percentage points of growth from acquisitions.
•GAAP operating margin was down 60 basis points, adjusted operating margin was down 80 basis points and adjusted EBITDA margin was down 70 basis points. Strong price and productivity partially offset inflation and higher costs related to supply chain inefficiencies.

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Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q3 2021	Q3 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$574.4	$445.0	29%	25%
Net Revenues	$495.0	$445.2	11%	8%
GAAP Operating Income	$90.7	$76.3	19%
GAAP Operating Margin	18.3%	17.1%	120 bps
Adjusted Operating Income	$91.8	$77.0	19%
Adjusted Operating Margin	18.5%	17.3%	120 bps
Adjusted EBITDA	$99.4	$87.6	13%
Adjusted EBITDA Margin	20.1%	19.7%	40 bps

•EMEA delivered record third-quarter revenues, operating income and robust bookings growth as customer demand for the company's innovative products and services remained strong.
•EMEA reported bookings and revenues were up 29 percent and 11 percent, respectively. Organic bookings and revenues were up 25 percent and 8 percent, respectively. EMEA also delivered record backlog exiting the third quarter of 2021.
•EMEA reported revenue growth included approximately 2 percentage points of growth from acquisitions and approximately 1 percentage point of foreign exchange impact.
•GAAP operating margin was up 120 basis points, adjusted operating margin was up 120 basis points and adjusted EBITDA margin was up 40 basis points. Price, volume and productivity more than offset inflation and higher costs related to supply chain inefficiencies.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q3 2021	Q3 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$372.1	$327.1	14%	11%
Net Revenues	$314.5	$304.5	3%	1%
GAAP Operating Income	$52.3	$53.8	(3)%
GAAP Operating Margin	16.6%	17.7%	(110 bps)
Adjusted Operating Income	$53.7	$54.6	(2)%
Adjusted Operating Margin	17.1%	17.9%	(80 bps)
Adjusted EBITDA	$57.3	$58.5	(2)%
Adjusted EBITDA Margin	18.2%	19.2%	(100 bps)

•Asia Pacific delivered modest revenue growth and significant bookings growth despite ongoing COVID-19 pandemic-related impacts.
•Asia Pacific reported bookings and revenues were up 14 percent and 3 percent, respectively. Organic bookings and revenues were up 11 percent and 1 percent, respectively. Asia Pacific also delivered record backlog exiting the third quarter of 2021.
•Asia Pacific reported revenue growth included approximately 2 percentage points of growth primarily from foreign exchange impacts.
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•GAAP operating margin was down 110 basis points, adjusted operating margin was down 80 basis points, and adjusted EBITDA margin was down 100 basis points. Price and productivity partially offset inflation.

Balance Sheet and Cash Flow

$, millions	Q3 2021	Q3 2020	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$1,163	$1,133	$30
Free Cash Flow Y-T-D*	$1,082	$1,129	($47)
Working Capital/Revenue*	1.8%	2.9%	110 bps decrease
Cash Balance 30 September	$2,739	$3,190	($451)
Debt Balance 30 September	$4,841	$5,269	($428)
•Year-to-date, the Company generated cash flow from operating activities of $1.2 billion and free cash flow of $1.1 billion.
•The Company continues to expect 2021 free cash flow to be equal to or greater than 100 percent of adjusted net earnings.*

Capital Deployment
•The Company continues to reinvest in innovation and technology projects and capital expenditures to support its core sustainability strategy.
•The Company expects to deploy at least $2.5 billion as part of its balanced 2021 capital allocation strategy including approximately $564 million in dividends, at least $1.5 billion between strategic value-accretive mergers and acquisitions and share repurchases, and $425 million in debt retirement.
•The Company has deployed approximately $1.8 billion year-to-date including $422 million in dividends, $340 million for acquisitions and related investments, $600 million in share repurchases and $425 million for debt retirement.
•The Company expects to continue to pay a competitive and growing dividend, currently at $2.36 per share annualized, reflecting an approximately 11 percent increase over 2020, and to deploy 100 percent of excess cash to shareholders over time.

Reaffirms 2021 Guidance
•Reported revenues up approximately 13.5 percent; organic revenues up approximately 11 percent versus 2020.
•GAAP continuing EPS of $5.80, including EPS of $(0.25) for transformation and other restructuring costs; adjusted continuing EPS of $6.05, up 36 percent versus 2020.
•Additional information regarding the company's 2021 guidance is included in the company's earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

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This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to our future performance during the COVID-19 global pandemic, capital deployment including the amount and timing of our dividends, our share repurchase program including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy including acquisitions (if any); our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity; our projected financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers, global economic conditions taking into account the global COVID-19 pandemic, disruption and volatility in the financial markets due to the COVID-19 pandemic, supply chain constraints, the outcome of any litigation, the outcome of Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC, demand for our products and services, and tax audits and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2020, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
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11/3/21

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 5: Reconciliation of GAAP to Non-GAAP
•Table 6: Condensed Consolidated Balance Sheets
•Table 7: Condensed Consolidated Statement of Cash Flows
•Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Jennifer Regina	Zac Nagle
630-390-8011, jennifer.regina@tranetechnologies.com	704-990-3913, InvestorRelations@tranetechnologies.com

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*Q3 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

Adjusted operating income in 2021 is defined as GAAP operating income plus restructuring costs, transformation costs and M&A transaction costs. Adjusted operating income 2020 is defined as GAAP operating income plus restructuring costs and transformation costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q3 2021) less the prior period (e.g. Q3 2020), divided by the change in net revenues for the current period less the prior period.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2021 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs, transformation costs, M&A transaction costs and charges related to certain entities deconsolidated under Chapter 11, net of tax impacts. Adjusted net earnings in 2020 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted continuing EPS in 2021 is defined as GAAP continuing EPS plus restructuring costs, transformation costs, M&A transaction costs and charges related to certain entities deconsolidated under Chapter 11, net of tax impacts. Adjusted continuing EPS in 2020 is defined as GAAP continuing EPS plus restructuring costs and transformation costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2021 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net plus charges related to certain entities deconsolidated under Chapter 11. Adjusted EBITDA in 2020 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Free cash flow in 2021 and 2020 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs and transformation costs. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payables and income tax payables.
•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of September 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended September 30 multiplied by 4 to annualize for a full year).

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Adjusted effective tax rate for 2021 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs, transformation costs, M&A transaction costs and charges related to certain entities deconsolidated under Chapter 11 divided by earnings from continuing operations before income taxes plus restructuring costs, transformation costs, M&A transaction costs and charges related to certain entities deconsolidated under Chapter 11. Adjusted effective tax rate for 2020 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs and transformation costs divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1
TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the nine months
	ended September 30,		ended September 30,
	2021	2020	2021	2020
Net revenues	$3,719.8	$3,495.5	$10,567.1	$9,275.6
Cost of goods sold	(2,515.6)	(2,360.8)	(7,139.0)	(6,420.1)
Selling and administrative expenses	(620.8)	(567.8)	(1,840.5)	(1,710.7)
Operating income	583.4	566.9	1,587.6	1,144.8
Interest expense	(57.7)	(62.4)	(177.7)	(186.8)
Other income/(expense), net	(6.9)	(4.5)	(13.8)	7.6
Earnings before income taxes	518.8	500.0	1,396.1	965.6
Provision for income taxes	(96.8)	(89.9)	(268.0)	(224.4)
Earnings from continuing operations	422.0	410.1	1,128.1	741.2
Discontinued operations, net of tax	(13.3)	(5.5)	(12.6)	(120.4)
Net earnings	408.7	404.6	1,115.5	620.8
Less: Net earnings from continuing operations attributable to noncontrolling interests	(3.0)	(4.0)	(9.9)	(9.7)
Less: Net earnings from discontinued operations attributable to noncontrolling interests	—	—	—	(0.9)
Net earnings attributable to Trane Technologies plc	$405.7	$400.6	$1,105.6	$610.2

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$419.0	$406.1	$1,118.2	$731.5
Discontinued operations	(13.3)	(5.5)	(12.6)	(121.3)
Net earnings	$405.7	$400.6	$1,105.6	$610.2

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$1.73	$1.67	$4.61	$3.01
Discontinued operations	(0.05)	(0.03)	(0.06)	(0.50)
Net earnings	$1.68	$1.64	$4.55	$2.51

Weighted-average number of common shares outstanding:
Diluted	241.7	243.7	242.8	242.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2021				For the nine months ended September 30, 2021
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,719.8	$—		$3,719.8	$10,567.1	$—		$10,567.1

	Operating income	583.4	14.3	(a,b,c)	597.7	1,587.6	34.3	(a,b,c)	1,621.9
	Operating margin	15.7%			16.1%	15.0%			15.3%

	Earnings from continuing operations before income taxes	518.8	21.5	(a,b,c,d)	540.3	1,396.1	41.5	(a,b,c,d)	1,437.6
	Provision for income taxes	(96.8)	(5.7)	(e)	(102.5)	(268.0)	(11.1)	(e)	(279.1)
	Tax rate	18.7%			19.0%	19.2%			19.4%
	Earnings from continuing operations attributable to Trane Technologies plc	$419.0	$15.8	(f)	$434.8	$1,118.2	$30.4	(f)	$1,148.6

	Diluted earnings per common share
	Continuing operations	$1.73	$0.07		$1.80	$4.61	$0.12		$4.73

	Weighted-average number of common shares outstanding:
	Diluted	241.7	—		241.7	242.8	—		242.8

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$7.9				$19.7
(b)	Transformation costs (SG&A)		4.6				12.8
(c)	M&A transaction costs (SG&A)		1.8				1.8
(d)	Charges related to certain entities deconsolidated under Chapter 11		7.2				7.2
(e)	Tax impact of adjustments (a,b,c,d)		(5.7)				(11.1)
(f)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$15.8				$30.4

	Pre-tax impact of adjustments on cost of goods sold		$1.0				$3.6
	Pre-tax impact of adjustments on selling & administrative expenses		13.3				30.7
	Pre-tax impact of adjustments on operating income		$14.3				$34.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2020				For the nine months ended September 30, 2020
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,495.5	$—		$3,495.5	$9,275.6	$—		$9,275.6

	Operating income	566.9	18.3	(a,b)	585.2	1,144.8	101.9	(a,b)	1,246.7
	Operating margin	16.2%			16.7%	12.3%			13.4%

	Earnings from continuing operations before income taxes	500.0	18.3	(a,b)	518.3	965.6	83.6	(a,b,c,d)	1,049.2
	Benefit (provision) for income taxes	(89.9)	(4.5)	(e)	(94.4)	(224.4)	17.7	(e,f)	(206.7)
	Tax rate	18.0%			18.2%	23.2%			19.7%
	Earnings from continuing operations attributable to Trane Technologies plc	$406.1	$13.8	(g)	$419.9	$731.5	$101.3	(g)	$832.8

	Diluted earnings per common share
	Continuing operations	$1.67	$0.05		$1.72	$3.01	$0.42		$3.43

	Weighted-average number of common shares outstanding:
	Diluted	243.7	—		243.7	242.7	—		242.7

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$8.2				$71.3
(b)	Transformation costs (SG&A)		10.1				30.6
(c)	Legacy legal liability adjustment		—				(17.4)
(d)	Gain from deconsolidation of certain entities under Chapter 11		—				(0.9)
(e)	Tax impact of adjustments (a,b,c,d)		(4.5)				(22.6)
(f)	Separation-related tax costs		—				40.3
(g)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$13.8				$101.3

	Pre-tax impact of adjustments on cost of goods sold		$3.3				$21.9
	Pre-tax impact of adjustments on selling & administrative expenses		15.0				80.0
	Pre-tax impact of adjustments on operating income		$18.3				$101.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended September 30, 2021		For the quarter ended September 30, 2020
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$2,910.3		$2,745.8

	Segment operating income	$506.7	17.4%	$493.8	18.0%
	Restructuring	0.8	0.0%	6.6	0.2%
	Adjusted operating income *	507.5	17.4%	500.4	18.2%
	Depreciation and amortization	55.9	1.9%	56.6	2.1%
	Other income/(expense), net	3.5	0.2%	(2.0)	(0.1)%
	Adjusted EBITDA *	$566.9	19.5%	$555.0	20.2%

Europe, Middle East & Africa	Net revenues	$495.0		$445.2

	Segment operating income	$90.7	18.3%	$76.3	17.1%
	Restructuring	1.1	0.2%	0.7	0.2%
	Adjusted operating income	91.8	18.5%	77.0	17.3%
	Depreciation and amortization	7.3	1.5%	7.8	1.8%
	Other income/(expense), net	0.3	0.1%	2.8	0.6%
	Adjusted EBITDA	$99.4	20.1%	$87.6	19.7%

Asia Pacific	Net revenues	$314.5		$304.5

	Segment operating income	$52.3	16.6%	$53.8	17.7%
	Restructuring	1.4	0.5%	0.8	0.2%
	Adjusted operating income	53.7	17.1%	54.6	17.9%
	Depreciation and amortization	3.8	1.2%	4.0	1.3%
	Other income/(expense), net	(0.2)	(0.1)%	(0.1)	—%
	Adjusted EBITDA	$57.3	18.2%	$58.5	19.2%

Corporate	Unallocated corporate expense	$(66.3)		$(57.0)
	Restructuring/Other (a)	11.0		10.2
	Adjusted corporate expense	(55.3)		(46.8)
	Depreciation and amortization	5.2		6.1
	Other income/(expense), net (b)	(3.3)		(5.2)
	Adjusted EBITDA	$(53.4)		$(45.9)

Total Company	Net revenues	$3,719.8		$3,495.5

	Operating income	$583.4	15.7%	$566.9	16.2%
	Restructuring/Other (a)	14.3	0.4%	18.3	0.5%
	Adjusted operating income	597.7	16.1%	585.2	16.7%
	Depreciation and amortization	72.2	1.9%	74.5	2.1%
	Other income/(expense), net (b)	0.3	—%	(4.5)	(0.1)%
	Adjusted EBITDA	$670.2	18.0%	$655.2	18.7%
*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
(a) Other within Corporate includes M&A transaction costs of $1.8M and Transformation costs of $4.6M in 2021, and Transformation costs of $10.1M in 2020
(b) Other income/(expense), net within Corporate excludes $7.2M in charges related to certain entities deconsolidated under Chapter 11 in 2021

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended September 30,
	2021	2020
Total Company
Adjusted EBITDA *	$670.2	$655.2
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(72.2)	(74.5)
Interest expense	(57.7)	(62.4)
Provision for income taxes	(96.8)	(89.9)
Restructuring	(7.9)	(8.2)
Transformation Costs	(4.6)	(10.1)
M&A transaction costs	(1.8)	—
Charges related to certain entities deconsolidated under Chapter 11	(7.2)	—
Discontinued operations, net of tax	(13.3)	(5.5)
Net earnings from continuing operations attributable to noncontrolling interests	(3.0)	(4.0)
Net earnings attributable to Trane Technologies plc	$405.7	$400.6

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$2,738.8	$3,289.9
Accounts and notes receivable, net	2,432.3	2,202.1
Inventories	1,482.8	1,189.2
Other current assets	337.5	224.4
Total current assets	6,991.4	6,905.6
Property, plant and equipment, net	1,336.7	1,349.5
Goodwill	5,310.1	5,342.8
Intangible assets, net	3,198.4	3,286.4
Other noncurrent assets	1,365.6	1,272.4
Total assets	$18,202.2	$18,156.7

LIABILITIES AND EQUITY
Accounts payable	$1,757.8	$1,520.2
Accrued expenses and other current liabilities	2,205.3	2,043.1
Short-term borrowings and current maturities of long-term debt	350.4	775.6
Total current liabilities	4,313.5	4,338.9
Long-term debt	4,490.7	4,496.5
Other noncurrent liabilities	2,910.3	2,894.2
Shareholders' Equity	6,487.7	6,427.1
Total liabilities and equity	$18,202.2	$18,156.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the nine months
	ended September 30,
	2021	2020
Operating Activities
Earnings from continuing operations	$1,128.1	$741.2
Depreciation and amortization	223.0	223.7
Changes in assets and liabilities and other non-cash items	(188.5)	168.0
Net cash provided by (used in) continuing operating activities	1,162.6	1,132.9
Net cash provided by (used in) discontinued operating activities	(1.4)	(324.8)
Net cash provided by (used in) operating activities	1,161.2	808.1

Investing Activities
Capital expenditures, net	(121.6)	(89.1)
Acquisition of businesses, net of cash acquired	(18.0)	(2.5)
Deconsolidation of certain entities under Chapter 11	—	(10.8)
Other investing activities, net	(69.2)	1.3
Net cash provided by (used in) continuing investing activities	(208.8)	(101.1)
Net cash provided by (used in) discontinued investing activities	—	(37.7)
Net cash provided by (used in) investing activities	(208.8)	(138.8)

Financing Activities
Payments of long-term debt	(432.5)	(307.5)
Dividends paid to ordinary shareholders	(421.9)	(380.3)
Repurchase of ordinary shares	(600.2)	—
Receipt of / (Settlement related to) special cash payment	(49.5)	1,900.0
Other financing activities, net	39.1	18.7
Net cash provided by (used in) financing activities of continuing operations	(1,465.0)	1,230.9

Effect of exchange rate changes on cash and cash equivalents	(38.5)	11.3
Net increase (decrease) in cash and cash equivalents	(551.1)	1,911.5
Cash and cash equivalents - beginning of period	3,289.9	1,278.6
Cash and cash equivalents - end of period	$2,738.8	$3,190.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	September 30,	September 30,	December 31,
	2021	2020	2020
Net Receivables	$2,432	$2,313	$2,202
Days Sales Outstanding	59.7	60.4	63.2

Net Inventory	$1,483	$1,229	$1,189
Inventory Turns	6.8	7.7	7.5

Accounts Payable	$1,758	$1,459	$1,520
Days Payable Outstanding	63.8	56.4	62.2

-------------------------------------------------------------------------------------------------------------------------------------------------------

	Nine months ended	Nine months ended
	September 30, 2021	September 30, 2020
Cash flow provided by continuing operating activities	$1,162.6	$1,132.9
Capital expenditures	(121.6)	(89.1)
Cash payments for restructuring	27.1	62.3
Transformation costs paid	13.5	22.4
Free cash flow *	$1,081.6	$1,128.5

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION